Exhibit 15.3

Advisors relied upon in the consolidated financial statements for the years ended December 31, 2006 and December 31, 2007

Name of advisor	Nature of professional advice	Reference to the consolidated financial statements	Reference to advisor's consent letter in this Form 20-F

King Sturge International Property Consultants	Valuation of the Duna Plaza offices, Budapest, Hungary	Note 12 A. (iii)	Exhibit No. 15.4

Financial Immunities Ltd.	Valuation of interest rate swap transaction executed by Plaza Centers N.V. ("PC")	Note 9 A. (5)	Exhibit No. 15.5

Financial Immunities Ltd.	Valuation of Series A Debentures of PC	Note 17 H.	Exhibit No. 15.6

BDO Ziv Haft Consulting and Management Ltd.	Valuation option by Plaza Centers N.V. under ESOP 2006	Note 10 B. (2) b.	Exhibit No. 15.7

BDO Ziv Haft Consulting and Management Ltd.	Valuation of option granted by PC to the Company's Vice Chairman of the Board in respect of PC's operations in India	Note 24 A. (10)	Exhibit No. 15.8

BDO Ziv Haft Consulting and Management Ltd.	Valuation of embedded derivative included in a loan agreement	Note 18(2) and 21 A(13)	Exhibit No. 15.9